EXHIBIT 99.1
Sila Realty Trust, Inc. Announces Estimated per Share Net Asset Value of $8.69

TAMPA, FL – December 8, 2020 - Sila Realty Trust, Inc., or the Company, a public, non-traded real estate investment trust focused on net-leased healthcare and data center properties, announced today that on December 1, 2020, its board of directors, or the Board, unanimously approved an updated estimated net asset value, or NAV, of $8.69 per share for each of the Company’s Class A common stock, Class I common stock, Class T common stock and Class T2 common stock, calculated as of September 30, 2020.

The increase in the aggregate real estate value of the Company’s same-store portfolio, defined as properties owned by the Company as of October 31, 2019, the calculation date of the last estimated per share NAV, combined with the value of recently acquired real estate were partly offset by costs related to the internalization transaction and changes in the fair value of debt and interest rate swaps as a result of a decrease in market interest rates.

Michael Seton, President and Chief Executive Officer, stated, “The increase in the estimated value of our same-store real estate portfolio, which drove a net increase in the NAV of the Company, signals strength and stability in the total portfolio, while also demonstrating the effectiveness of our proactive response to challenges faced during the unprecedented COVID-19 pandemic. Although pandemic-driven macroeconomic trends, particularly reductions in market interest rates as a result of the Federal Reserve’s support for the economy, impacted our interest rate hedges and borrowings, and an increase in debt incurred in conjunction with completing the internalization transaction contributed to the offset, we anticipate the projected cost savings from the Company’s recently internalized management structure and our experienced administration of the portfolio will continue to drive stockholder value in the future.”

The Board engaged Cushman & Wakefield Western, Inc., or Cushman, an independent third-party valuation firm, to calculate an estimated NAV and an appraised value of 152 of the 153 properties in the Company’s real estate portfolio as of September 30, 2020. In calculating the estimated per share NAV, Cushman also valued one property acquired on September 8, 2020, at its total purchase price. The Board directed its Audit Committee, comprised solely of independent directors, to oversee the valuation process, review Cushman’s valuation analysis and estimates and recommend an estimated per share NAV for each class of common stock. Based on the Audit Committee’s recommendation, the Board unanimously adopted an estimated NAV of $8.69 per share for each of the Company’s Class A common stock, Class I common stock, Class T common stock and Class T2 common stock.

The table below sets forth the reconciliation of the increase in the estimated per share NAV from October 31, 2019, at $8.65 to September 30, 2020, at $8.69:

Estimated Per Share NAV, October 31, 2019	$8.65
Change in same-store real estate portfolio	0.18
Net new real estate and notes receivable	0.14
Change in net debt	(0.17)
Change in mark to market of hedges and debt	(0.11)
Total increase	0.04
Estimated Per Share NAV, September 30, 2020	$8.69

The various factors considered by the Board in determining the estimated per share NAV of the Company’s shares of Class A common stock, Class I common stock, Class T common stock and Class T2 common stock were based on several assumptions and estimates that may not be accurate or complete. Further, the value of the Company’s shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets including but not limited to, changes in real estate values as a result of the COVID-19 pandemic. Specifically, due to the COVID-19 pandemic, there is risk and uncertainty in commercial real estate values. Although the Company intends to publish an updated estimated per share NAV on an annual basis, the Company may be required to reevaluate the estimated per share NAV sooner if the COVID-19 pandemic has a material adverse impact on the Company, its tenants or its assets.

About Sila Realty Trust, Inc.
Sila Realty Trust, Inc. is a public, non-traded real estate investment trust headquartered in Tampa, Florida, that invests in high-quality healthcare properties and data centers leased to tenants capitalizing on critical and structural economic growth drivers. As of September 30, 2020, the Company owned 153 real estate properties, consisting of 29 data centers and 124 healthcare properties located in 70 markets across the United States.

Forward-Looking Statements
Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business and the estimated per share NAV of the Company’s common stock. Cushman relied on forward-looking information, some of which was provided by or on behalf of the Company, in preparing its valuation materials. Therefore, neither such statements nor Cushman’s valuation materials are intended to, nor shall they, serve as a guarantee of the Company’s performance in future periods. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as updated by the Company’s subsequent Quarterly Reports on From 10-Q for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020 filed with the SEC. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated per share NAV. Among the factors that may cause fluctuations in the value of the Company’s shares over time are developments related to individual assets and responses to the real estate and capital markets, including, but not limited to, changes in real estate values as a result of the COVID-19 pandemic. Specifically, due to the COVID-19 pandemic, there is risk and uncertainty in commercial real estate values. Further, the estimated per share NAV was calculated as of a moment in time, and is not a representation, warranty or guarantee that (i) a stockholder would be able to realize an amount equal to the estimated per share NAV if such stockholder attempts to sell his or her shares; (ii) a stockholder would ultimately realize distributions per share equal to the estimated per share NAV upon the Company’s liquidation or sale; (iii) shares of the Company’s common stock would trade at the estimated per share NAV on a national securities exchange or (iv) a different independent third-party appraiser or other third-party valuation firm would agree with the Company’s estimated per share NAV. See the Company’s Current Report on Form 8-K filed with the SEC on December 7, 2020 for a description of the methodology and assumptions used to determine the estimated per share NAV, as well as the limitations of the estimated per share NAV.

Investor Relations:
Miranda Davidson
IR@silarealtytrust.com